Exhibit 99.1

Antigenics’ Oncophage Cancer Vaccine Receives European Orphan Drug Designation for Brain Cancer

NEW YORK--(BUSINESS WIRE)--March 12, 2009--Antigenics Inc. (NASDAQ: AGEN) today announced that Oncophage® (vitespen) has been granted a positive recommendation for orphan drug designation for the treatment of glioma by the Committee for Orphan Medical Products (COMP) of the European Medicines Agency (EMEA). This designation provides Antigenics with, among other benefits, 10 years of potential market exclusivity if the product is approved for marketing in the European Union (EU).

This is the second indication for which the EMEA has granted orphan drug status to Oncophage. In April 2005, Oncophage received orphan drug designation in the European Union for the treatment of renal cell carcinoma (kidney cancer). Subsequently, Antigenics submitted a Marketing Authorization Application (MAA) to the EMEA in October 2008 requesting approval for Oncophage in earlier-stage, localized renal cell carcinoma.

“We are committed to supporting the evaluation of Oncophage in patients diagnosed with glioma, as this remains a life-threatening disease with limited treatment options,” stated Garo Armen, PhD, chairman and CEO of Antigenics. “Furthermore, orphan drug status has the potential to accelerate the development of Oncophage in this patient population, which is critical given the poor survival rates.”

The EMEA regulation on orphan medicinal products is designed to promote the development of drugs, which may provide significant benefit to patients suffering from rare diseases identified as “life-threatening or very serious.” In addition to potential 10-year EU market exclusivity following marketing approval, orphan drug status provides regulatory assistance, reduced regulatory fees associated with applying for marketing approval, and protocol assistance.

About Oncophage

In April 2008, Oncophage was approved in Russia for the adjuvant treatment of kidney cancer patients at intermediate-risk for disease recurrence. In October 2008, Antigenics submitted a MAA to the EMEA requesting approval for Oncophage in earlier-stage, localized renal cell carcinoma.

Derived from each individual’s tumor, Oncophage contains the ‘antigenic fingerprint’ of the patient’s particular cancer and is designed to reprogram the body’s immune system to target only cancer cells bearing this fingerprint. Oncophage is intended to leave healthy tissue unaffected and limit the debilitating side effects typically associated with traditional cancer treatments such as chemotherapy and radiation therapy. Oncophage has been studied in Phase 3 clinical trials for the treatment of kidney cancer and metastatic melanoma and is currently being investigated in a Phase 1/2 trial in recurrent glioma.

Oncophage has also received fast track and orphan drug designations from the U.S. Food and Drug Administration for both kidney cancer and metastatic melanoma.

About Brain Tumors

Glioma is the most common type of brain tumor and is currently a fatal disease impairing areas such as thinking, personality and movement. The National Cancer Institute estimates that about 19,000 cases are diagnosed every year in the U.S. and according to historical estimates, the median survival of patients with previously treated glioma is typically three to six months.

About Antigenics

Antigenics (NASDAQ: AGEN) is a biotechnology company working to develop treatments for cancers and infectious diseases. For more information, please visit antigenics.com.

This press release contains forward-looking statements, including statements regarding the potential impact of EMEA orphan drug designation, and the development, clinical, and commercial potential of Oncophage. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, that Oncophage may not be approved for sale outside of Russia and, regardless of approval, may not succeed commercially; that orphan drug status may not be maintained in the event of legislative changes or introduction of a more efficacious product in this disease category; and the factors described in the company’s periodic filings with the Securities and Exchange Commission. Please see the factors described under the Risk Factors section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended September 30, 2008 for a more complete discussion of these and other risk factors. The grant of orphan designation by the EMEA does not assure rapid regulatory decision-making or approval. Antigenics cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Antigenics’ business is subject to substantial risks and uncertainties, including those identified above. When evaluating Antigenics’ business and securities, investors should give careful consideration to these risks and uncertainties.

CONTACT:
Antigenics
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